Exhibit 10.31

EQUIFAX INC.

2000 STOCK INCENTIVE PLAN

DEFERRED SHARE AWARD AGREEMENT

This Deferred Share Award Agreement (the “Agreement”) is dated as of the 3rd day of February, 2005 and is entered into between Equifax Inc., a Georgia corporation (the “Company”), and Thomas F. Chapman (the “Employee”).

In consideration of the mutual promises set forth below, the parties hereto agree as follows.

1.                                       Grant of Deferred Shares.  Subject to the terms and conditions of this Agreement and the Equifax Inc. 2000 Stock Incentive Plan (the “Plan”), the terms of which are hereby incorporated herein by reference, effective as of the date set forth above (“Grant Date”), the Company hereby grants to the Employee 50,000 restricted stock units in the form of Deferred Shares under the Plan.  Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.

2.                                       Vesting.  Subject to Section 3 below, the Deferred Shares shall vest on December 31, 2005 (the “Vesting Date”); provided, however, if Employee successfully completes and satisfies the terms of the Transition Agreement dated December 17, 2004, between the Employee and the Company (the “Transition Agreement”) such that his Transition Period Termination Date (as defined in the Transition Agreement) is prior to December 31, 2005, the Vesting Date shall be such Transition Period Termination Date.  Prior to the Vesting Date, the Deferred Shares shall be nontransferable and, except as otherwise provided herein, shall be forfeited upon the Employee’s termination of employment with the Company and its Subsidiaries.  The Committee reserves the right, in its sole discretion, to waive or reduce the vesting requirements.

3.                                       Change in Control.

(a)                                  Change in Control.  In the event a Change in Control occurs while the Employee is employed by the Company, all of the Deferred Shares awarded pursuant to this Agreement shall become nonforfeitable and transferable as of the date on which the Change in Control occurs.

(b)                                 Employment with a Subsidiary.  For purposes of this Section and Section 11, employment with the Company includes employment with any Subsidiary of the Company.

4.                                       Stock Certificates.  Stock certificates evidencing the Deferred Shares shall be issued as of the Vesting Date and registered in the Employee’s name (or evidenced by a book entry or similar account).  Subject to Section 8 of this Agreement, certificates (or appropriate evidence of ownership) representing the unrestricted Common Shares will be delivered to the Employee (or to a party designated by the Employee) as soon as practicable after the Vesting Date.

5.                                       Dividends.  Employees granted Deferred Shares shall not be entitled to receive any cash dividends, stock dividends or other distributions paid with respect to the Common Shares, except in circumstances where the distribution is covered by Section 16 below.

6.                                       Tax Withholding Obligations.  The Employee shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award, deferral, or settlement of the Deferred Shares.  Alternatively, the Company may, at its sole election, withhold the required amounts from the Employee’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises.  The Committee, in its discretion, may permit the Employee, subject to such conditions as the Committee shall require, to elect to have the Company withhold a number of Common Shares otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum of all or part of the Employee’s estimated total federal, state, and local tax obligations associated with vesting or settlement of the Deferred Shares.  The Company shall not deliver any of the Common Shares until and unless the Employee has made the deposit required herein or proper provision for required withholding has been made.

7.                                       Restrictions on Transferability.  Until the Deferred Shares are vested as provided above, they may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.

8.                                       Rights as Shareholder.  Except as provided in Section 5, the Employee shall not have voting or any other rights as a shareholder of the Company with respect to the Deferred Shares.  Upon settlement of the Deferred Share units into Common Shares, the Employee will obtain full voting and other rights as a shareholder of the Company.

9.                                       Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10.                                 Effect on Other Employee Benefit Plans.  The value of the Deferred Shares granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

11.                                 No Employment Rights.  The award of the Deferred Shares pursuant to this Agreement shall not give the Employee any right to remain employed by the Company or a Subsidiary, nor shall it interfere with or restrict the Company’s right to terminate the Employee’s employment at any time.

12.                                 Amendment.  This Agreement may be amended only by a writing executed by the Company and the Employee which specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Employee, and provided that no such amendment adversely affecting the rights of the Employee, hereunder may be made without the Employee’s written consent.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Employee, the provisions of the Deferred Shares or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Deferred Shares which are then subject to restrictions as provided herein.

13.                                 Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary.  Any notice to be given to Employee shall be addressed to Employee at the address listed in the Company’s records.  By a notice given pursuant to this Section, either party may designate a different address for notices.  Any notice shall have been deemed given when actually delivered.

14.                                 Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.                                 Construction.  The restricted stock units are being issued in the form of Deferred Shares pursuant to Section 8 (Deferred Shares) of the Plan and are subject to the terms of the Plan.  To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

16.                                 Adjustments to Deferred Shares.  The terms of this Deferred Share Award Agreement will be adjusted in such manner as the Committee determines in accordance with Section 10 of the Plan and any such adjustment shall be effective and final, binding and conclusive for all purposes of this Agreement

17.                                 Governing Law.  This Agreement will be governed by and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

Employee		EQUIFAX INC.

By:

Date: